CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of InspireMD Inc. of our report dated February 19, 2019 relating to the financial statements, which appears InspireMD Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
August 23, 2019	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited